         As filed with the Securities and Exchange Commission on July 29, 1997
                                              Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                              ___________________

                          CORSAIR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                         3663                   77-0390406
     (State or other                (Primary Standard        (I.R.S. Employer
jurisdiction of incorporation   Industrial Classification Identification Number)
       or organization)               Code Number)

      3408 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304 (415) 842-3300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MARY ANN BYRNES
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        CORSAIR COMMUNICATIONS, INC.
                            3408 HILLVIEW AVENUE
                         PALO ALTO, CALIFORNIA 94304
                               (415) 842-3300
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                        _____________________________
                               with copies to:
JOHN A. DENNISTON, ESQ.                        NEIL J. WOLFF, ESQ.
MICHAEL S. KAGNOFF, ESQ.                       CHRISTOPHER F. BOYD, ESQ.
THOMAS E. HORNISH, ESQ.                        YOICHIRO TAKU, ESQ.
BROBECK, PHLEGER & HARRISON LLP                WILSON SONSINI GOODRICH & ROSATI,
550 West"C" Street, Suite 1300                 PROFESSIONAL CORPORATION
San Diego, California 92101                    650 Page Mill Road
                                               Palo Alto, California 94304

                        _____________________________
      Approximate date of commencement of proposed sale to the public:
 AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                        _____________________________

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [x] 333-28519

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                       PROPOSED           PROPOSED
                                      AMOUNT            MAXIMUM            MAXIMUM         AMOUNT OF
    TITLE OF EACH CLASS OF            TO BE         OFFERING PRICE        AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED    REGISTERED(1)(2)     PER UNIT(3)     OFFERING PRICE(3)     FEE (4)
-----------------------------------------------------------------------------------------------------
Common Stock, par value $.001..    287,500 shares      $15.00          $4,312,500        $1,307
=====================================================================================================

(1) Includes 37,500 shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any.
(2) Does not include 2,587,500 shares of Common Stock previously registered for which the registration fee has previously been paid.
(3) The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the proposed offering price for the shares of the Company's Common Stock offered hereby.
(4)  Calculated pursuant to Rule 457(a).

                         -----------------------------

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement filed under the Securities Act of 1933, as amended, by Corsair Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-28519) relating to the offering of up to 2,587,500 Shares of Common Stock of the Company filed on June 4, 1997.


                                 CERTIFICATION

   The Company hereby certifies to the Commission that it has instructed its bank to pay the Commission the filing fee of $1,307 for the additional securities being registered hereby as soon as practicable (but in any event no later than the close of business on July 30, 1997); that it will not revoke such instructions; that it has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on July 30, 1997.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, County of Santa Clara, State of California, on the 29th day of July, 1997.

                         CORSAIR COMMUNICATIONS, INC.


                         By:  /s/ Mary Ann Byrnes
                             ---------------------------
                           Mary Ann Byrnes
                           President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----


/s/ Mary Ann Byrnes          President, Chief Executive Officer   July 29, 1997
---------------------------    and Director (Principal
(Mary Ann Byrnes)              Executive Officer)


          *                  Chief Financial Officer and          July 29, 1997
---------------------------    Secretary (Principal Financial
(Martin J. Silver)             and Accounting Officer)


          *                  Chairman of the Board                July 29, 1997
---------------------------    and Director
(Kevin R. Compton)


          *                  Director                             July 29, 1997
---------------------------
(Peter L.S. Currie)


          *                  Director                             July 29, 1997,
---------------------------
(David H. Ring)


          *                  Director                             July 29, 1997
---------------------------
(Roland L. Robertson)


          *                  Director                             July 29, 1997
---------------------------
(Stephen M. Dow)


*By:/s/ Mary Ann Byrnes
    -------------------------------------
    Mary Ann Byrnes, Attorney-in-fact

                                 EXHIBIT INDEX


  Exhibit
    No.                                  Description
  --------                               -----------
   5.1 Opinion of Brobeck, Phleger & Harrison LLP with respect to the Common Stock being registered.

  23.1 Consent of Brobeck, Phleger & Harrison LLP (contained in their opinion filed as Exhibit 5.1).

  23.2        Consent of KPMG Peat Marwick LLP, Independent Accountants.

  24.1+       Power of Attorney.

 + Incorporated by reference to page II-7 of the Company's Registration
   Statement on Form S-1 (No. 333-28519) filed on June 4, 1997.